UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

_______________________

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):       September 18, 2014

Network-1 Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15288	11-3027591

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

445 Park Avenue, Suite 912, New York, New York 10022

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (212) 829-5770

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07       Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Network-1 Technologies, Inc. (the “Company”) held on September 18, 2014, the stockholders of the Company entitled to vote at the meeting voted to (i) elect the five individuals named below to serve as directors of the Company to hold office until the next Annual Meeting of Stockholders and until their successors have been duly elected and qualified, and (ii) approve, by non-binding advisory vote, the Company’s named executive compensation (known as “Say on Pay”).

1)	The votes cast by stockholders with respect to the election of directors were as follows:

	For	Withheld Authority	Broker Non-Votes
Corey M. Horowitz	14,261,887	5,687	0
David C. Kahn	14,009,124	258,450	0
Emanuel Pearlman	10,289,318	3,978,256	0
Niv Harizman	14,009,878	257,696	0
Allison Hoffman	14,262,641	4,933	0

2)
The votes cast by stockholders with respect to the proposal to approve, by non-binding vote, the Company’s named executive compensation as reported in the proxy statement for the Annual Meeting were as follows:

For	Against	Abstain	Broker Non-Votes
13,501,921	278,719	486,934	0

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETWORK-1 TECHNOLOGIES, INC.

Dated: September 18, 2014	By:	/s/ Corey M. Horowitz
Name: Corey M. Horowitz
Title: Chairman & Chief Executive Officer

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